UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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F5, Inc.
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F5, Inc. (the “Company”) is filing a copy of this presentation intended to be used in discussions with shareholders related to the Company's proxy statement for its Annual Shareholders Meeting to be held on March 12, 2026.

F5, Inc. Investor Presentation February 25, 2026

© 2026 F52 F5, Inc. (the “Company”) is filing this presentation intended to be used in discussions with shareholders related to the Company’s proxy statement for its Annual Shareholders Meeting to be held on March 12, 2026.

© 2026 F53 Forward Looking Statements This presentation contains forward-looking statements including, among other things, statements regarding F5’s potential share repurchases, employee and equity compensation needs and availability, cash flow usage, business trends and the Company’s commitment to security and innovation. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of F5, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the F5’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this presentation should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-K and 10-Q as each may be amended from time to time. All forward-looking statements in this presentation are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

© 2026 F54 Agenda Topic Slide Executive Summary 5 Proposal No. 2 – Incentive Plan Approval Request 6 – 11 Executive Compensation 12 – 13 Governance 14 – 15 Cybersecurity at F5 16 – 17

© 2026 F55 Executive summary re: Proposal No. 2 We are providing this information as supplemental to our proxy to aid investors in their consideration of our proposals. Proposal No. 2 Our Board would like to draw your attention to Proposal No. 2 – our request to approve the 2026 Incentive Award Plan including a share reserve of 3.5M shares – an amount expected to last 2 to 3 years. • Under the 2026 Plan, F5’s potential dilution ranks below the 60th percentile of peers that requested shares in the most recent plan year. • F5’s 3-year average unadjusted burn rate places it among the best performing 38% of its peers. • In FY2025, 86% of grants under the plan went to non-exec employees. • The shares currently available under the former Incentive Plan are insufficient to support our projected needs. • We are focused on attracting top-tier AI, cybersecurity, and cloud-native talent— areas critical to driving innovation for our customers. To remain competitive for this critical talent, we are leveraging equity as a component of our compensation strategy. • In all but one of the last 9 years, we have deployed this equity without diluting our stockholders and cumulatively, our share repurchases have more than offset shareholder dilution. Our Board unanimously recommends you cast your vote FOR Proposal No. 2, noting:

© 2026 F56 2026 Incentive Award Plan approval request P R O P O S A L N O . 2

© 2026 F57 Under the 2026 Plan F5’s potential dilution ranks below the 60th percentile of peers Peers requesting shares in most recent plan year Potential Dilution with the 2026 Plan Gen Digital 7.3% Trimble 10.1% Nutanix 10.9% NetApp 11.1% Ciena 11.5% F5, Inc. 11.6% Teradata 13.4% Akamai Technologies 13.7% Cloudflare 38.1% 75th Percentile 13.5% 50th Percentile 11.3% 25th Percentile 10.7% 57.7 percent rank At 11.6%, F5’s potential dilution under the 2026 Plan compares favorably to its peers, ranking below the 60th percentile among 8 companies that requested shares in the most recent plan year. This reflects F5’s disciplined approach to managing share usage and its commitment to minimizing shareholder dilution while continuing to attract and retain top talent. Source: Compensia

© 2026 F58 F5’s 3-year average unadjusted burn rate places it among the best performing 38% of its peers Peers 3-yr Average Unadjusted Burn Rate VeriSign 0.4% Fortinet 0.8% Trimble 1.2% Gen Digital 1.3% Check Point Software Technologies 1.5% Ciena 2.2% Dynatrace 2.2% Datadog 2.3% F5, Inc. 2.5% NetApp 2.7% Cloudflare 2.8% Akamai Technologies, Inc. 3.3% Teradata 3.6% Okta 3.7% Informatica 3.7% Zscaler 4.0% Nutanix 4.8% Pure Storage 5.0% Dropbox 6.9% Twilio 7.9% DocuSign 8.4% Unity Software 8.6% 75th Percentile 4.8% 50th Percentile 3.3% 25th Percentile 2.2% 38.0 percent rank F5’s 3-yr average unadjusted burn rate of 2.5% places the company among the best-performing 38% of 21 peers. This reflects F5’s commitment to effectively managing equity compensation and minimizing shareholder dilution. Source: Compensia

We ask investors to consider several additional factors related to our 2026 Incentive Plan



86%

Non-executive grants

We have a broad-based equity program and make awards to most employees.

In FY2025, 86% of grants under the plan went to non-executive employees.



2-3

years

We estimate the shares reserved under the new plan will provide shares for awards for 2 to 3 years.

Shares available under the current plan are insufficient for our projected needs.

We are focused on attracting top-tier AI, cybersecurity, and cloud-native talent—areas critical to driving innovation for our customers.

Since FY2017, we've increased **product development resources by 69%,** outpacing our overall employee growth of 50%. To remain competitive for this critical talent, we are leveraging equity as a component of our compensation strategy.



4,366
6,578
+50%
v. FY2017
+69%
v. FY2017
2,016
1,193
FY2017
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
All other
Product development

9 ©2026 F5

© 2026 F510 We are committed to returning cash to shareholders via share repurchases $600 $600 $201 $100 $500 $500 $350 $500 $500 $0 $100 $200 $300 $400 $500 $600 $700 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 FY25 Committed buyback level FY21 – FY25 Share repurchases ($ in millions) *Free cash flow defined as cash flow from operations less capital expenditures In the last 3 years we have exceeded our repurchase commitments • In FY2023, we committed to using at least 50% of our annual free cash flow for share repurchases. • We have reiterated that commitment every year since. • We have exceeded that commitment in each of the last 3 years. • As of December 31, 2025, there was $622 million remaining under our authorized stock repurchase program.

© 2026 F511 Our share repurchase levels routinely exceed shares used in equity compensation XXXX Cumulative since 2017 (in thousands) 11,783 RSUs vested & options exercised 22,889 Shares repurchased 1,371 1,220 1,004 1,132 1,594 1,511 1,391 1,344 1,216 4,561 4,074 1,186 799 2,501 2,611 2,454 2,824 1,879 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 FY2017 FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 Equity compensation & shares repurchased (# of shares in thousands) RSUs vested & options exercised Shares repurchasedTotals may not sum due to rounding

© 2026 F512 Executive Compensation

We have a strong pay-for-performance culture

Changes for FY2025

- A **4x multiplier** was introduced to the STI payout calculation to **dynamically adjust payouts based on performance relative to targets**. This enhancement strengthens the connection between payouts and the Company's revenue and non-GAAP operating income results, fostering an **even closer alignment with shareholder goals and outcomes**

Changes for FY2024

- Transitioned to a **three-year vesting period for rTSR** performance awards.
- Simplified the LTI measurement periods for the financial metric-based performance awards to **a one-year performance measurement period and a series of one year cliff vesting periods** (from a series of three one-year measurement periods). This approach balances incentives to drive shareholder value creation and motivate and retain top executives.
- Updated STI by **replacing EBITDA with non-GAAP operating income** and **rebalancing to 45% revenue and 45% non-GAAP operating income** to better align incentives with profitability and top-line growth.

CEO Compensation Performance v. Service Mix



37%
63%
Performance
Service
FY25

FY25 NEO Compensation Mix



6%
7%
87%
CEO Compensation
9%
8%
83%
Other NEO Compensation*
Salary
Bonus
LTI

* Other NEO Compensation" is an average of the NEOs other than the CEO. Base salary, bonus and LTI are at target. Please refer to the "Cash Incentive Compensation" and "Fiscal Year 2025 Equity Awards" sections in the FY2025 Proxy Statement for information on the values.

13 ©2026 F5

© 2026 F514 Governance

© 2026 F515 Our Board is comprised of strategic leaders Skills & ExperienceTenure & Independence Total number of directors: 8 Female Male Non-Binary Based on gender identity: 5 3 - Also identify in the categories below: African American or Black - 1 - Alaskan Native or Native American - - - Asian - 1 - Hispanic or Latino(a) 1 - - Native Hawaiian or Pacific Islander - - - White 4 1 - LGBTQ+ - - - Did not disclose demographic background - - - Over 60% of board refreshed in the past 5 years Broad demographics represented by board members Experienced board, aligned to F5’s strategy 7 of 8 directors are independent 3 2 2 7 8 5 6 3 8 5 8 Capital Markets Cybersecurity Governance Financial Experience Global Business Human Capital Management M&A Integration Operational Senior Leadership Software Strategy & Risk Management Board Demographics 0 to 4 years 5 to 9 years

© 2026 F516 Cybersecurity at F5

© 2026 F517 Our commitment to security and innovation We remain focused on protecting customers and earning their trust, recognizing the responsibilities that come with our critical role. On October 15, 2025, we disclosed that a highly sophisticated nation state actor had gained unauthorized access to certain internal F5 systems. Upon identifying the threat, we immediately activated our incident response process with clear priorities: We are hyper focused on three areas: Further investing in the security of our operations, including security automation. 1 Enhancing the security of our products and development environments. 2 Supporting the broader security community by sharing our learnings and innovations. 3 Containment and investigation First, contain the threat actor, initiate a thorough investigation, and take immediate and urgent action to strengthen F5’s security posture. Protecting customers Second, deliver reliable software releases to address all undisclosed high vulnerabilities in F5’s BIG-IP code as quickly as possible. Through the exceptional efforts of our engineering and support teams, we achieved this, enabling thousands of customers to promptly deploy critical updates upon disclosure. Many of our customers moved quickly to update their BIG-IP environments and a significant number of our largest customers completed their updates within a matter of weeks with minimal disruption. Throughout the process, customers expressed appreciation for our transparency and the clarity around exactly what they needed to do to improve the security of their environments.

QUESTIONS? Contact Suzanne DuLong s.dulong@f5.com